UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KALVISTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice KALVISTA Regarding the Availability PHARMACEUTICALS, of Proxy Materials for the Annual Stockholder INC. Meeting of To Be Held On: September 26, 2023 at 9:30 a.m. local time 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142 ACCOUNT NUMBER CONTROL NUMBER encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 9/12/2023. Please visit www.kalvista.com, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. meeting of stockholders and such individual’s death, resignation or removal and the election and qualification of his or her successor. PATRICK NOMINEES: TREANOR EDWARD W. UNKART 2. The ratification of the selection, by the audit committee of our Board, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending April 30, 2024. 3. Approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in the Proxy Statement. 4. Approval of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted pursuant to recent amendments to the Delaware General Corporation Law. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II DIRECTORS NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4. Please note that you cannot use this notice to vote by mail.